UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported) May 23, 2008


                   URANIUM HUNTER CORPORATION
     (Exact name of registrant as specified in its charter)

                Commission file number 000-51700


Nevada                                                            N/A
(State or other jurisdiction                         (I.R.S. Employer
of incorporation)                                 Identification No.)

First Canadian Place
100 King Street West, Suite 5700
Toronto, Ontario, Canada                                      M5X 1K7
(Address of principal                                      (Zip Code)
executive offices)


Registrant's telephone number, including area code: (416) 915-3199

                         Not applicable
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of
          Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On May 23, 2008, Adam R. Cegielski submitted his resignation as President, Chief Executive Officer, Secretary, Treasurer and Director of Uranium Hunter Corporation (the "Company"). On that same date, the Board of Directors resolved not to fill the vacancy on the Board at this time by reason of Mr. Cegielski's resignation, and elected Ghaith Qamheiah, as the Company's President, Chief Executive Officer, Secretary and Treasurer to be effective immediately. The Board of Directors now consists of three members, Ghaith Qamheiah, Howard Barth and Akolisa Ufodike.

     Ghaith Qamheiah, age 29, has been a director of the Company since March 2007. He is a Professional Engineer registered in the Province of Ontario. Mr. Qamheiah earned his Bachelor of Engineering (B.Eng.) degree in Chemical Engineering from McMaster University in Hamilton, Ontario. Mr. Qamheiah has gained several years of practical experience in Canada and abroad in the field of engineering consulting, working specifically with Ontario Power Generation, Bruce Power, Atomic Energy of Canada, and Canadian Nuclear Safety Commission. Over the years, Mr. Qamheiah has in addition, contributed his expertise along side committee members charged with the drafting of new regulations governing the safety design, construction, refurbishment, commissioning and decommissioning of nuclear power generating stations in Canada.

     There are no family relationships between Mr. Qamheiah and any of the other executive officers or directors of the Company. Since the beginning of the Company's last fiscal year, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or will be a party (i) in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company's total assets at year-end for the last three completed fiscal years; and
(ii) in which Mr. Qamheiah had or will have a direct or indirect material interest.

                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              URANIUM HUNTER CORPORATION
                               (Registrant)


Dated:    May 27, 2008        By:    /s/ Ghaith Qamheiah
                              Name:  Ghaith Qamheiah
                              Title: President   and   Chief
                                     Executive Officer